Exhibit 3.27

	Phone: (503) 986-2200 Fax: (503) 378-4381	Articles of Organization – Limited Liability Company
Secretary of State Corporation Division 255 Capitol St. NE, Suite 151 Salem, OR 97310-1327 www.FilingInOregon.com
REGISTRY NUMBER:	374875-92 For office use only

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.

We must release this information to all parties upon request and it will be posted on our website. For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1)	NAME (Must contain the words “Limited Liability Company” or the abbreviations “LLC” or “L.L.C.”)

OCHI Holdings LLC

2)	DURATION (Please check one)	6)	NAME AND ADDRESS OF EACH ORGANIZER

	☐ Latest date upon which the Limited Liability		Randall B. Bateman
	Company is to dissolve is		888 SW Fifth Avenue, Suite 1250
Portland, OR 97204
☒ Duration shall be perpetual
3)	NAME OF THE INITIAL REGISTERED AGENT
Tower Registry LLC

4)	REGISTERED AGENT’S PUBLICALLY AVAILABLE	7)	IF THIS LIMITED LIABILITY COMPANY IS NOT
	ADDRESS (Must be an Oregon Street Address, which is		MEMBER MANAGED, CHECK ONE BOX BELOW.
	identical to the registered agent’s business office.)		☐ This limited liability company is managed by a single manager.

	888 SW Fifth Avenue, Suite 1250 Portland, OR 97204		☐ This limited liability company is managed by multiple manager(s).

		8)	IF RENDERING A PROFESSIONAL SERVICE OR
5)	ADDRESS WHERE THE DIVISION MAY MAIL NOTICES		SERVICES, DESCRIBE THE SERVICE(S) BEING
	888 SW Fifth Avenue, Suite 1250		RENDERED.
Portland, OR 97204

		9)	OPTIONAL PROVISIONS (Attach a separate sheet if necessary)
10)	EXECUTION (The title for each sponsor must be “Organizer”)

Signature	Printed Name	Title
/s/ Randall B. Bateman	Randall B. Bateman	Organizer
Organizer
Organizer

11)	CONTACT NAME (To resolve questions with the Filing)

Sandy Newell

DAYTIME PHONE NUMBER (include area code)

(503) 972-9934

ATTACHMENT

ARTICLES OF ORGANIZATION

Limited Liability Company

OCHI HOLDINGS LLC

ARTICLE 9: OPTIONAL PROVISIONS TO ARTICLES OF ORGANIZATION

Limitation of Personal Liability and Indemnification. To the fullest extent permissible under the Oregon Limited Liability Company Act, as it exists on the date hereof or may hereafter be amended, (i) a member shall not be liable to the company or the other members for monetary damages for conduct as a member, and (ii) the company shall indemnify each of its members against all expense, liability, and loss (including, without limitation, attorney fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was a member of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another limited liability company, foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators.